Exhibit 23.1

Consent of Independent Auditors


To the Board of Directors
IQ Biometrix, Inc.

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated September 30, 2003 which appears in the Registrant's form 10-KSB for the year ended June 30, 2003.


Malone & Bailey, PLLC
Houston, Texas


June 3, 2004